Exhibit 10.1

AMENDMENT NO. 1

TO THE

ECOLAB SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated effective as of January 1, 2014)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Supplemental Executive Retirement Plan (As Amended and Restated effective as of January 1, 2014) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to cause any Executive participating in the Plan on January 1, 2015, who has attained age 58 as of January 1, 2015, terminates employment on or after January 1, 2017, and remains employed by the Company or a member of the Controlled Group through such date, to become vested in his or her SERP Benefits as of January 1, 2017.

NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) and subject to Section 6.1 of the Plan, the Company hereby amends the Plan as set forth below. Words used herein with initial capital letters that are defined in the Plan or the Administrative Document are used herein as so defined.

Section 5.1 is amended effective May 6, 2015, by adding a new Section 5.1(5) to read as follows:

(5)                                 Accelerated Vesting.  Notwithstanding Section 5.1(1), but subject to the forfeiture provisions of Section 5.1(2), an Executive who is participating in the Plan on January 1, 2015, who has attained age 58 as of January 1, 2015, and terminates employment on or after January 1, 2017, shall become vested in his or her SERP Benefits as of January 1, 2017, provided he or she remains employed by a member of the Controlled Group through such date.

IN WITNESS WHEREOF, Ecolab, Inc. has executed this Amendment No. 1 this 6th day of May, 2015.

ECOLAB INC.

/s/ Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
Chief Executive Officer

Attest:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary